EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 2 to the Statement on Schedule 13G, dated June 30, 2026 (this “Schedule 13G”), with respect to the Common Stock, par value $0.001 per share, of Vistagen Therapeutics, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13G and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of August 14, 2026.

OrbiMed Advisors LLC

By:	/s/ Carl L. Gordon
	Name:	Carl L. Gordon
	Title:	Member

OrbiMed Capital LLC

By:	/s/ Carl L. Gordon
	Name:	Carl L. Gordon
	Title:	Member